UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 21, 2006

HAWAIIAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819

(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of Material Definitive Agreement.

On April 21, 2006, Hawaiian Holdings, Inc. (the “Company”) redeemed all of its outstanding Series A and Series B Subordinated Convertible Notes due June 1, 2010 (collectively, the “Notes”) for approximately $55.9 million, inclusive of a 5% prepayment penalty of approximately $2.6 million and accrued and unpaid interest of approximately $1.0 million (the “Redemption”).  The Notes were originally issued on June 2, 2005 to RC Aviation LLC (“RC Aviation”) and certain of its members pursuant to a Note Purchase Agreement, dated June 1, 2005 (the “Note Purchase Agreement”), between the Company and RC Aviation.

The Company had reserved the right, under the Note Purchase Agreement, and had covenanted to use its best efforts, to redeem the Notes at any time prior to the first anniversary of the issuance thereof at 105% of the aggregate principal amount, plus accrued and unpaid interest.  Had the Notes not been redeemed, they would have become convertible on June 2, 2006 into approximately 12 million shares of the Company’s common stock at a conversion price of $4.35 per share.  The Notes carried an interest rate of 5% per annum, payable at the Company’s option in cash or additional Notes. The terms of the Note Purchase Agreement and the Notes were described in greater detail in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 7, 2005, which is incorporated by reference herein. The Notes were redeemed out of the proceeds of amounts borrowed in March 2006 under the Company’s amended senior secured and subordinated secured credit facilities.

RC Aviation beneficially owns approximately 36% percent of the Company’s common stock.  In addition to the Note Purchase Agreement with RC Aviation, the Company has had the following material relationships with RC Aviation: (a) the Company entered into a Restructuring Support Agreement, dated August 26, 2004, with RC Aviation, pursuant to which the Company and RC Aviation agreed to raise the funding necessary to meet the distribution and payment obligations under the Third Amended Joint Plan of Reorganization (the “Joint Plan”) of Hawaiian Airlines, Inc., the Company’s sole operating subsidiary; (b) the Company issued to RC Aviation a warrant (the “Common Stock Warrant”) to purchase 6,855,685 shares of common stock in connection with RC Aviation’s purchase of the Notes and for RC Aviation’s funding commitment with respect to the Joint Plan; (c) the Company entered into a Registration Rights Agreement, dated as of June 1, 2005, with RC Aviation relating to the registration of shares of common stock issuable upon exercise of the Common Stock Warrant; and (d)  in October and November of 2005, the Company repurchased an aggregate of approximately $7.7 million in principal amount of the Notes at their face amount, plus accrued interest, and a corresponding portion of the Common Stock Warrant from RC Aviation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2006

HAWAIIAN HOLDINGS, INC.

By:	/s/ Peter R. Ingram
Name: Peter R. Ingram
Title: Chief Financial Officer and Treasurer